                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           White Pine Software, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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        (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3151064
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                      (I.R.S. Employer Identification No.)

             542 Amherst Street, Nashua, New Hampshire                    03063
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              (Address of Principal Executive Offices)                (Zip Code)

          White Pine Software, Inc. 1996 Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                Howard R. Berke
                     President and Chief Executive Officer
                               542 Amherst Street
                          Nashua, New Hampshire  03063
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                    (Name and Address of Agent for Service)

                                 (603) 886-9050
--------------------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                                WITH COPIES TO:
                            Mark L. Johnson, Esquire
                             Amy P. Dennin, Esquire
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                                 (617) 832-1000

                        CALCULATION OF REGISTRATION FEE


================================================================================
                                           Proposed    Proposed
Title of Securities to Be  Amount to        Maximum     Maximum     Amount of
 Registered                   be           Offering    Aggregate   Registration
                           Registered      Price Per   Offering       Fee(2)
                                            Share(1)    Price(1)
--------------------------------------------------------------------------------
Common Stock,              100,000 Shares  $ 2.9375     $ 293,750       $ 76
$.01 par value
================================================================================

     (1) Estimated solely for the purpose of determining the registration fee.

     (2) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the calculation is based on 85% of the average of the high and low sale prices reported in the consolidated reporting system of the Nasdaq National Market on May 6, 1997.

                  ___________________________________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by White Pine Software, Inc. (the "Company") are incorporated in this Registration Statement by reference:

     (a) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 6, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description;

     (b) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Commission on March 21, 1997; and

     (c) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which documents shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing thereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article SEVENTH of the Company's Amended and Restated Certificate of Incorporation (the "Restated Charter") provides that the Company shall indemnify each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or, was, a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article NINTH of the Restated Charter provides that to the maximum extent permitted by the Delaware General Corporation Law no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company. No amendment to or repeal of the provisions of Article NINTH shall apply to or have any effect on the liability or the alleged liability of any director of the Company with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article NINTH is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (in excess of a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses, (in excess of a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Restated Charter or the By-Laws of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       4.1*  Amended and Restated Certificate of Incorporation of the Company

       4.2*  By-Laws of the Company, as amended

       4.3*  Specimen certificate for Common Stock of the Company

       5.1   Opinion of Foley, Hoag & Eliot LLP

      10.7*  White Pine Software, Inc. 1996 Employee Stock Purchase Plan

      23.1   Consent of Ernst & Young LLP

      23.2   Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

      24.1   Power of Attorney (contained on the signature page)

-----------------------
*Filed as an exhibit to the Company's Registration Statement on Form SB-2 (registration number 333-9525), as declared effective by the Commission on October 10, 1996, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, New Hampshire, on this seventh day of May, 1997.


                                 WHITE PINE SOFTWARE, INC.

                                 By:    /s/ Howard R. Berke
                                        ----------------------------------------
                                        Howard R. Berke
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Howard R. Berke, Christine J. Cox and Robert Putman, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of May 7, 1997.

            Signature                                 Title
            ---------                                 -----

     /s/ Howard R. Berke               President, Chief Executive Officer and
     _______________________           Director  (Principal Executive Officer)
         Howard R. Berke


     /s/ Christine J. Cox              Controller  (Principal Financial and
     _______________________           Accounting Officer)
         Christine J. Cox

     /s/ Killko A. Caballero                            Director
     _______________________
         Killko A. Caballero

            Signature                             Title
            ---------                             -----

     /s/ Arthur H. Bruno                         Director
     _________________________
         Arthur H. Bruno


     /s/ Jonathan G. Morgan                      Director
     _________________________
         Jonathan G. Morgan


     /s/ Pierre-Gabriel Vallee                   Director
     _________________________
         Pierre-Gabriel Vallee

                                 EXHIBIT INDEX
                                 -------------


     Exhibit
       No.             Description                                                      Page
     -------           -----------                                                      ----
      4.1*             Amended and Restated Certificate of Incorporation of
                       the Company

      4.2*             By-Laws of the Company, as amended

      4.3*             Specimen certificate for Common Stock of the Company

      5.1              Opinion of Foley, Hoag & Eliot LLP

     10.7*             White Pine Software, Inc. 1996 Employee Stock Purchase Plan

     23.1              Consent of Ernst & Young LLP

     23.2              Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

     24.1              Power of Attorney (contained on the signature page)

-----------

* Filed as an exhibit to the Company's Registration Statement on Form SB-2 (file number 333-9525), as declared effective by the Commission on October 10, 1996, and incorporated herein by reference.